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EXHIBIT (j)




               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment Number 13 to the Registration Statement (Form N-1A) (No. 33-84762) of WT Mutual Fund of our reports dated August 4, 2000, included in the 2000 Annual Reports to shareholders.

ERNST & YOUNG LLP

Philadelphia, Pennsylvania
February 21, 2001